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                                                                   Exhibit 99.1

                                    CONSENT

     The undersigned hereby consents to his nomination to serve as a Director of Pacific Community Banking Group, a California corporation, and to all references to him and to his professional history, including but not limited to his biography in the prospectus that is included or made a part of this Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of ___________, 1999

                                                  /s/
                                                  ---------------------------
                                                  By: James B. Jacqua